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                                                                Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1, of our report dated April 12, 2002, (except for the matter discussed in Note 23, as to which the date is May 14, 2002), on the consolidated financial statements of UnitedGlobalCom, Inc. (formerly known as New UnitedGlobalCom, Inc.) and to all references to our firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP


Denver, Colorado
May 31, 2002